EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (UNAUDITED)

(Dollars in millions)

                                                            For Six Months Ended
                                                      --------------------------------

                                                      June 30, 2001      June 30, 2000
                                                      -------------      -------------
Income before income taxes (1)                          $   5,418          $   4,926

Add: Fixed charges, excluding
   capitalized interest                                       899                905
                                                        ---------          ---------

Income as adjusted before income taxes                  $   6,317          $   5,831
                                                        =========          =========

Fixed charges:
   Interest expense                                     $     672          $     685
   Capitalized interest                                        14                 15
   Portion of rental expense representative of
     interest                                                 227                220
                                                        ---------          ---------

Total fixed charges                                     $     913          $     920
                                                        =========          =========
Preferred stock dividends (2)                                  14                 14
                                                        ---------          ---------

Combined fixed charges and preferred stock
   dividends                                            $     927          $     934
                                                        =========          =========

Ratio of net income to fixed charges                         6.92               6.33

Ratio of net income to combined fixed charges
and preferred stock dividends                                6.81               6.24

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $10 million for the first six months of 2001 and 2000, or $14 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the six months ended June 30, 2001 and 2000.

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                                     - 26 -

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                              Hardware Segments
                                                 -----------------------------------
                                                            Personal and
                                       Global                  Printing   Enterprise              Global    Enterprise    Total
(Dollars in Millions)                 Services   Technology    Systems      Systems    Software  Financing  Investments  Segments
---------------------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30, 2001:

External revenue                        $8,742     $ 2,120      $ 3,067     $3,477      $ 3,036    $   838     $ 287      $ 21,567
Internal revenue                           650         618           14        205          236        217        --         1,940
                                        ------     -------      -------     ------      -------    -------     -----      --------
Total revenue                           $9,392     $ 2,738      $ 3,081     $3,682      $ 3,272    $ 1,055     $ 287      $ 23,507
                                        ======     =======      =======     ======      =======    =======     =====      ========
Pre-tax income (loss)                   $1,307     $    46      $    (8)    $  526      $   711    $   291     $ (27)     $  2,846
                                        ======     =======      =======     ======      =======    =======     =====      ========
Revenue year-to-year change                6.9%        0.2%       (17.6)%      3.3%
Pre-tax income year-to-year change        22.3%      (77.6)%     (300.0)%     30.8%        (3.5)%     (3.5)%   (10.9)%        (0.5)%
Pre-tax income margin                     13.9%        1.7%        (0.3)%     14.3%        (3.4)%     (4.9)%    75.9%          9.3%
                                                                                           21.7%      27.6%     (9.4)%        12.1%
THREE MONTHS ENDED JUNE 30, 2000*:

External revenue                        $8,184     $ 2,023      $ 3,729     $3,392      $ 3,182    $   829     $ 321      $ 21,660
Internal revenue                           600         709           12        172          209        264         1         1,967
                                        ------     -------      -------     ------      -------    -------     -----      --------
  Total revenue                         $8,784     $ 2,732      $ 3,741     $3,564      $ 3,391    $ 1,093     $ 322      $ 23,627
                                        ======     =======      =======     ======      =======    =======     =====      ========
Pre-tax income (loss)                   $1,069     $   205      $    (2)    $  402      $   736    $   306     $(112)     $  2,604
                                        ======     =======      =======     ======      =======    =======     =====      ========

Pre-tax income margin                     12.2%        7.5%        (0.1)%     11.3%        21.7%      28.0%    (34.8)%        11.0%

* Reclassified to conform with 2001 presentation.

RECONCILIATIONS TO IBM AS REPORTED:

                                        Three Months Ended    Three Months Ended
(Dollars in Millions)                     June 30, 2001         June 30, 2000
                                          -------------         -------------
Revenue:
Total reportable segments                   $ 23,507              $ 23,627
Eliminations/other                            (1,939)               (1,976)
                                            --------              --------
Total IBM Consolidated                      $ 21,568              $ 21,651
                                            ========              ========

Pretax income:
Total reportable segments                   $  2,846              $  2,604
Eliminations/other                                56                   169
                                            --------              --------
    Total IBM Consolidated                  $  2,902              $ 2 ,773
                                            ========              ========


                                 - 27 - & - 28 -

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                         Hardware Segments
                                                  ----------------------------------
                                                            Personal and
                                      Global                  Printing    Enterprise
(Dollars in Millions)                Services   Technology     Systems     Systems   Software     Financing  Investments  Segments
----------------------------------------------------------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30, 2001:

External revenue                      $17,213     $ 4,437      $ 6,243      $6,613    $ 5,954      $ 1,672      $ 540      $42,672
Internal revenue                        1,239       1,167           32         372        450          443          1        3,704
                                      -------     -------      -------      ------    -------      -------      -----      -------
Total revenue                         $18,452     $ 5,604      $ 6,275      $6,985    $ 6,404      $ 2,115      $ 541      $46,376
                                      =======     =======      =======      ======    =======      =======      =====      =======
Pre-tax income (loss)                 $ 2,375     $   177      $   (66)     $  917    $ 1,297      $   564      $(167)     $ 5,097
                                      =======     =======      =======      ======    =======      =======      =====      =======

Revenue year-to-year change               9.0%       10.4%        (8.7)%       4.7%      (1.4)%       (0.6)%    (18.5)%        3.4%
Pre-tax income year-to-year change       14.9%      (14.5)%       28.3%       18.9%      (1.5)%       (5.1)%     (7.7)%        8.2%
Pre-tax income margin                    12.9%        3.2%        (1.1)%      13.1%      20.3%        26.7%     (30.9)%       11.0%

SIX MONTHS ENDED JUNE 30, 2000*:

External revenue                      $15,736     $ 3,576      $ 6,849      $6,336    $ 6,109      $ 1,657      $ 662      $40,925
Internal revenue                        1,195       1,500           22         337        384          470          2        3,910
                                      -------     -------      -------      ------    -------      -------      -----      -------
Total revenue                         $16,931     $ 5,076      $ 6,871      $6,673    $ 6,493      $ 2,127      $ 664      $44,835
                                      =======     =======      =======      ======    =======      =======      =====      =======
Pre-tax income (loss)                 $ 2,067     $   207      $   (92)     $  771    $ 1,317      $   594      $(155)     $ 4,709
                                      =======     =======      =======      ======    =======      =======      =====      =======

Pre-tax income margin                    12.2%        4.1%        (1.3)%      11.6%      20.3%        27.9%     (23.3)%       10.5%

* Reclassified to conform with 2001 presentation.

RECONCILIATIONS TO IBM AS REPORTED:

                                           Six Months Ended    Six Months Ended
(Dollars in Millions)                        June 30, 2001      June 30, 2000
                                           ----------------    ----------------
Revenue:
Total reportable segments                       $ 46,376           $ 44,835
Eliminations/other                                (3,764)            (3,836)
                                                --------           --------
  Total IBM Consolidated                        $ 42,612           $ 40,999
                                                ========           ========

Pretax income:
Total reportable segments                       $ 5 ,097           $  4,709
Eliminations/other                                   294                234
                                                --------           --------
Total IBM Consolidated                          $  5,391           $  4,943
                                                ========           ========


                                 - 29 - & - 30 -
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                         EXHIBITS OMITTED FROM THIS COPY

IBM's Definitive Proxy Statement dated March 12, 2001.

Copies of these exhibits may be obtained without charge from EquiServe, First Chicago Trust Division, Suite 4688, P.O. Box 2530, Jersey City, New Jersey 07303-2530


                                     - 31 -